                                                                    EXHIBIT 3.43

[SEAL]

                          CERTIFICATE OF INCORPORATION

                                       OF

                          CONSULTING PATHOLOGISTS P.A.

     THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the Professional Service Corporation Act, being Chapter 232, Laws of New Jersey, approved December 16, 1969, does hereby certify as follows:

     FIRST:    The name of the corporation is:

                          CONSULTING PATHOLOGISTS P.A.

     SECOND:   The initial registered office of the corporation is to be located at 1004 Annapolia Lane, Cherry Hill, New Jersey 08003. The name of its initial registered agent at that address in HERMAN HURWITZ, M.D.

     THIRD:    The objects for which the corporation is formed are as follows:

               To engage in the practice of Medicine, including clinical and anatomic pathology, by properly 1icensed persons, and to do and perform any other act permitted by the New Jersey Professional Service Corporation Act.

               To own real or personal property necessary for, or appropriate, or desirable, in the fulfillment or rendering of its specific professional service or services, and to invest its finds in real estate, mortgages, stocks, bonds or any other type of investment.

     FOURTH:   The aggregate number of shares which the corporation is
authorized to issue is two thousand five hundred (2,500) and the par value of each of such shares is One Dollar ($1.00).

     FIFTH:    The number of directors constituting the first board is three
(3), and the names and addresses of the persons who are to serve as such directors are:

      NAME                                        ADDRESS
      ----                                        -------
DOMENIC F. COLETTA, M.D.                   3190 Tremont Avenue
                                           Travose, Pennaylvania 19047

GORDON FINK, M.D.                          1115 Tower Lane East
                                           Narberth, Pennaylvania 19072

HERMAN HURWITZ, M.D.                       1004 Annapolia Lane
                                           Cherry Hill, New Jersey 08003

who are duly licensed practicing medical doctors of the State of New Jersey; are the directors to be qualified and shall be the only shareholders in the corporation.

     SIXTH:    The name and address of the incorporator is GORDON FINK, M.D.,
1115 Tower Lane East, Narberth, Pennaylvania 19072.

     SEVENTH: This corporation shall have and possess generally all of the rights, privileges, bene-fits and powers permitted to corporations organised under the Professional Service Corporation Act for the practice of the profession of medicine, including clinical and anatomic pathology, as shall be appropriate and lawful under said statute.

     EIGHTH:   Meetings of the shareholders shall be held at the principal office of the corporation in the State of New Jersey.

     IN WITNESS WHEREOF, I have here unto set my hand and seal the 18th day of February, 1977.

                                                            /s/ Gordon Fink
                                                       -------------------------
                                                           GORDON FINK, M.D.

[SEAL]

                            CERTIFICATE OF AMENDMENT
                       TO THE CERTIFICATE OF INCORPORATION
                                       OF
                          CONSULTING PATHOLOGISTS. P.A.

                                                                 FILED
                                                              JUL 23 1999

                                                       James A. DiEloutario, Jr,
                                                            State Treasurer

To:  Department of the Treasury
     Division of Revenue
     State of New Jersey

          Purpose to the provisions of Section 14A: 9-2(4) and section 14A:9-4(3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

     1. The name of the corporation is CONSULTING PATHOLOGISTS, P.A.

     2. The following amendments to the Certificate of Incorporation were approved by the directors and thereafter duly adopted by the shareholders of the corporation on July 19,1999.

          RESOLVED, that the Certificate of Incorporation be amended in part to read as follows:

          "FIRST: The name of the corporation is AMERIPATH PHILADELPHIA, INC.

          SECOND: The Certificate of Incorporation shall be amended to change from a professional association to a Title 14A For Profit Corporation.

          THIRD: The purpose or purposes for which the corporation is organized are:

          To engage in any activity within the purposes for which corporations may be organized under the provisions of the New Jersey Business Corporation Act."

     3. Adoption was by unanimous written consent without a meeting in accordance with Section 14A: 5-6, Corporations, General of the New Jersey Statutes

Dated this 20 day of July, 1999.

                                                     BY   /s/ Gordon B. Fink
                                                       -------------------------
                                                       GORDON B. FINK, President

622493
1189993

                                                                       010034926